UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             NEXTWAVE WIRELESS INC.
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                       20-5361360
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


         12670 HIGH BLUFF DRIVE
       SAN DIEGO, CALIFORNIA 92130                             92130
(Address of Principal Executive Offices)                     (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: N/A (if applicable)


         Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of Each Exchange on Which
Title of Each Class to be Registered          Each Class is to be Registered
------------------------------------     ---------------------------------------
   Common Stock, par value $0.001              The NASDAQ Stock Market LLC


         Securities to be registered pursuant to Section 12(g) of the Act: NONE.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in Registrant's prospectus, which constitutes a part of Registrant's Registration Statement on Form S-4 (File No. 333-137388), as may be amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.  EXHIBITS.

         Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act pursuant to this Registration Statement.


















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
                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of December, 2006.



                         NEXTWAVE WIRELESS INC.

                         By: /s/ Frank A. Cassou
                             ---------------------------------------------------
                         Name:  Frank A. Cassou
                         Title: Executive Vice President - Corporate Development
                                and Chief Legal Counsel, Secretary























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